STANDARD WAREHOUSE LEASE AGREEMENT                    54,560 square feet
Atlanta Industrial/1996
                                                 Meadows V
                                                  Shiloh Road
                                                 Alpharetta, GA  30202

                         LEASE AGREEMENT

     THIS LEASE AGREEMENT, made and entered into by and between Meadows I/II, LLC hereinafter referred to as "Landlord", and Contour Medical, Inc. hereinafter referred to as "Tenant";

                      W I T N E S S E T H :

     1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord certain premises situated within the County of Forsyth, State of Georgia, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the premises and together with the buildings and other improvements situated or to be situated upon said premises (said real property, building and improvements being hereinafter referred to as the "Premises").

     TO HAVE AND TO HOLD the same for a term commencing on the "commencement date", as hereinafter defined, and ending sixty (60) months thereafter; provided however, that in the event the commencement date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the commencement date.

     A. The commencement date shall be March 1, 1997. Tenant acknowledges that it has inspected and accepts the Premises, and specifically the buildings and improvements comprising the same, in their present condition, as suitable for the purpose for which the Premises are leased. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over, and the Landlord cannot acquire possession of the Premises prior to said commencement date, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the commencement date; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After delivery of possession to Tenant the Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

     B. In the event this lease pertains to a building or building interior finish to be constructed, the provisions of this subparagraph B shall apply in lieu of the provisions of subparagraph A above and the commencement date shall be the date upon which the buildings and other improvements erected and to be erected upon the premises shall have been substantially completed in accordance with the plans and specifications described in Exhibit "B" attached hereto and incorporated herein by reference provided however, that if Landlord shall be delayed in such substantial completion as a result of: (i) Tenant's failure to agree to plans, specifications, and cost estimates, by within a reasonable period of time, unless such failure is the result of Tenant's good faith efforts to resolve Tenant's legitimate concerns with any such items and Tenant diligently seeks to resolve such concerns in a timely manner; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard, which request causes an actual delay in Landlord's substantial completion as a result of unavailability, additional time to complete, or other factors causing an actual delay; (iii) Tenant's changes in plans; or (iv) the performance or completion of a party employed by Tenant, the commencement date and the payment of rent hereunder shall be accelerated by the number of days of such delay, and provided further that if Landlord can not substantially complete the premises as a result of any of events (i) through (iv) above, Landlord may at its election complete so much of Landlord's work as may be practical under the circumstances and, by written notice to tenant, establish the commencement date of such partial completion, subject to any applicable accelerations due to delays resulting from events
(i) through (iv) above. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this lease. After delivery of possession to Tenant, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

     2.   BASE RENT AND SECURITY DEPOSIT.

     A. Tenant agrees to pay to Landlord rent for the Premises, in advance without demand, deduction or set off, for the entire term hereof at the rate of Twenty-Three Thousand One Hundred and Eighty-Eight and 00/100 Dollars ($ 23,188.00 ) per month. One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated. [See Provision 29] With respect to the rent that is posted by Tenant at the execution of this Lease, Landlord will credit to Tenant's second month of rent interest on the posted rent at an annual rate of four percent (4%).

     B. Upon Tenant's execution of this Lease, Tenant shall provide to Landlord an unconditional, irrevocable Letter of Credit (hereinafter, the "L.C.") in the amount of Two Hundred Seventy-Eight Thousand Two Hundred and Fifty-Six and 00/100 Dollars ($278,256.00), substantially identical in form to Exhibit F attached hereto, in favor of and naming Landlord as the beneficiary, which L.C. shall be issued by Barnett Bank. If Tenant's eventual investment in tenant improvements, above Landlord's contribution, is less than $100,000.00, then Tenant will increase the amount of the L.C. by such shortfall. For example, if Tenant only invests $60,000 in tenant improvements, then the amount of the L.C. will be increased to $318,256.00. Tenant agrees that the L.C. shall be kept in full force and effect during the Term of this Lease. However, if Tenant has performed its obligations under this Lease in a diligent and timely manner, and Tenant's net worth increases by ten percent (10%) annually over its 6/30/96 10K, then upon each anniversary of the Commencement Date, the amount of the L.C. shall be reduced by twenty percent (20%). If the term of the L.C. is for less than the full Term of this Lease, then Tenant shall successfully renew the L.C. sixty (60) days prior to any interim expiration. Landlord shall have the right to draw upon the L.C. and have the proceeds thereof paid to Landlord at any time after the occurrence of an Event of Default under the Lease and the expiration of any applicable cure periods.

     Failure of Tenant to comply with the provisions of this Paragraph shall, at the option of Landlord, constitute an Event of Default under this Lease.

     3.   USE.

     A. The demised Premises shall be used only for the purpose of general office, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto, and subject to any building or building complex rules and regulations, such rules and regulations not to be inconsistent with Tenant's rights hereunder and not to be enforced without a copy of such rules and regulations being provided to Tenant. Permitted use in the Premises is to include assembly of procedural medical trays for sterilization. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent.
Tenant will be permitted to have four (4) service vehicles parked at the loading dock at night and in legal parking spaces during the business day. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, not take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which their Premises are situated or unreasonably interfere with their use of their respective Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

     B. Tenant agrees that the point pressure resulting from Tenant's racking system, inventory, forklifts and equipment pertaining to Tenant's use of the Premises shall not exceed allowable design floor loading for floor slabs on grade. Tenant shall hold harmless Landlord from any loss, liability, and expenses, both real and alleged, arising out of such damage or repair caused by Tenant's negligence or failure to comply with this paragraph.

     4.   TAXES.

     A. Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the building; provided however, that the maximum amount of taxes to be paid by Landlord hereunder during any one real estate tax year shall be Thirty Thousand Six Hundred and Twenty-Four and no/100 Dollars ($30,624.00). If, in any real estate tax year during the term hereof or any renewal or extension, the taxes levied or assessed against the building and the grounds, parking areas, driveways and alleys around the building during such tax year shall exceed the sum set forth in the preceding sentence, Tenant shall pay to Landlord as additional rental, upon demand, the amount of such excess. In the event any such amount is not paid within twenty (20) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest at the rate of twenty percent (20%) per annum from the date of such receipt until payment by Tenant. In the event the Premises constitute a portion of a multiple occupancy building, Tenant agrees to pay to Landlord, as additional rental, the amount of Tenant's "proportionate share" (as defined in subparagraph 27B below) of the excess taxes referred to in this subparagraph. Landlord reserves the right to require Tenant during each month of the lease term to pay an escrow deposit to Landlord equal to one-twelfth of its proportionate share of the estimated taxes. If the Tenant's total tax escrow payments are less than Tenant's actual proportionate share of such taxes, Tenant shall pay to Landlord upon demand the tax payment shortage; if the total tax escrow payments of Tenant are more than Tenant's actual proportionate share of such taxes, Landlord shall return such excess to Tenant or retain such excess and credit it to Tenant's next accruing tax escrow payment, at Tenant's option.

     B. If at any time during the term of this lease, the present method of taxation shall be changed so that, in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof, provided, however, nothing herein is intended to require Tenant to pay Landlord's income tax obligations.

     C. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of tenant's proportionate share of the cost of such service, so long as such service is an unrelated third party.

     D. Any payment to be made pursuant to this paragraph 4 with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

     5. LANDLORD'S REPAIRS AND OBLIGATIONS. Landlord shall at its expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     6.   TENANT'S REPAIRS AND OBLIGATIONS.

     A. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this lease) in good condition, promptly making all repairs, repainting, and replacements, including but not limited to, windows, glass and plate glass, doors, any office entries, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems servicing only the Premises, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termites and pest extermination, grounds maintenance, common sewage line plumbing, common exterior lighting (if applicable), and other obligations of the building, keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Tenant shall only be obligated to pay for its proportionate share of the general maintenance and repair of the Building that is deemed to benefit the Building generally and not those that benefit a specific other tenant of the Building. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12A below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

     B. The cost of maintenance and repair of any common party walls (any wall, divider, partition or any other structure separating the Premises from any adjacent Premises) shall be shared by Tenant and the tenant or tenants occupying the adjacent Premises. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

     C. In the event the Premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers and licensees shall have the exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties.

     D. Landlord reserves the right to perform and provide all or any part of Tenant's repairs and obligations under subparagraph 6A above, and Tenant shall, in lieu of the obligations set forth under subparagraph 6A above with respect to such items, pay monthly as additional rent due under subparagraph 2A for its proportionate share of the cost and expense, including overhead, for those items; and further provided that if Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, shall pay the entire cost thereof, upon demand, as additional rent. If, for any calendar year during which this Lease is in effect, Tenant's total monthly payments made pursuant to this subparagraph are less than Tenant's actual proportionate share of such repair obligations, Tenant shall pay to Landlord the payment shortage. If the total monthly payments are more than Tenant's actual proportionate share of such repairs and obligations, Landlord shall return such excess to Tenant or retain such excess and credit it to Tenant's next accruing monthly payment for such repairs and obligations, at Tenant's ption.

     E. In the event the Premises constitute a portion of a multiple occupancy building, Landlord shall have the right to coordinate any repairs and other maintenance of any rail tracks serving the building and if Tenant uses such rail tracks, Tenant shall reimburse Landlord from time to time, as additional rent, for a share of the costs of such repairs and maintenance and any other sums specified in any agreement to which Landlord is a party respecting such tracks, such share to be a fraction, the numerator of which is the space contained in the Premises, and the denominator of which is the entire space occupied by rail users in the building.

     F. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to the Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.

     7. ALTERATIONS. Except as provided for herein, Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, not to be unreasonably withheld or delayed. In the event Landlord consents to the making of any such alterations, additions or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same and all subcontractors must first be approved in writing by Landlord. Landlord, for Tenant's benefit, will bid the plans and specifications for any alterations among three (3) qualified contractors. Tenant shall approve any awardee for any alteration and Tenant shall fully reimburse Landlord for the entire cost thereof within twenty (20) days after written notification of Tenant by Landlord providing Tenant with an invoice or other request (or statement). Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this lease or upon earlier vacating of the Premises, reasonable wear and tear excepted; provided, however, that if Landlord so elects in writing prior to termination of this lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. Notwithstanding the foregoing sentence, all shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the Premises if required by Landlord reasonable wear and tear excepted. Upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Premises.

     8. SIGNS. Tenant agrees to conform to Landlord's signage program for the building; however, all costs and expenses for the sign, sign installation, removal and repair shall be paid by Tenant. Tenant shall have the right to install standard signs upon the Premises only where first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all signs prior to the termination of this lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury of defacement, including without limitation, caused by installation and/or removal.

     9. INSPECTION AND RIGHT OF ENTRY. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time in the event of an emergency and to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease, provided, however, that Landlord will not unreasonably interfere with Tenant's business operations. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     10. UTILITIES. Landlord agrees to provide at its cost water, electricity and gas (when applicable) service connections into the Premises in accordance with the specifications, if any, attached hereto; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. Such services will be separately metered to Tenant, and Tenant shall pay all charges metered for the Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

     11.  ASSIGNMENT AND SUBLETTING.
     A. Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise, this lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, not to be unreasonably withheld or delayed, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term thereof and in such event Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) days after receipt of Tenant's notice, to terminate this lease as to the portion of the Premises described in Tenant's notice and such notice shall, if given, terminate this lease with respect to the portion of the Premises therein described as of the date stated in Tenant's notice. Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If said notice shall specify all of the Premises and Landlord shall give said termination notice with respect thereto, this lease shall terminate on the date stated in Tenant's notice. If landlord, upon receiving said notice by tenant, with respect to any of the premises, shall not exercise its right to terminate. Landlord will not unreasonably withhold its consent to Tenant's subletting the Premises specified in said notice. Tenant shall, at Tenant's sole cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this lease, and any commission which may be due and owing as a result of any proposed assignment or subletting, whether or not the lease is terminated pursuant hereto and rented by Landlord to the proposed subtenant or any other tenant.

     B. Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this lease. As a condition to Landlord's prior written consent as provided for in subparagraph 11A above, the subtenant or subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease and an agreement of said compliance by each sublessee.

     C. Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this lease which does not comply with the provisions of this paragraph 11 shall be null and void.

     12.  FIRE AND CASUALTY DAMAGE.

     A. Landlord agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 12C, 12D and 12E below, such insurance shall be for the sole benefit of Landlord and under its sole control. If during the second full lease year after the commencement date of this lease, or during any subsequent year of the primary term or any renewal or extension, Landlord's cost of maintaining such insurance shall exceed Landlord's cost of maintaining such insurance for the first full lease year of the term hereof, Tenant agrees to pay to Landlord, as additional rental, the amount of such excess (or in the event the Premises constitute a portion of a multiple occupancy building, Tenant's full proportionate share of such excess). Said payments shall be made to Landlord within twenty (20) days after presentation to Tenant of Landlord's statement setting forth the amount due. Any payment to be made pursuant to this subparagraph 12A with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this lease bears to a full year.

     B. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other Tenants for the building in which Tenant occupies space is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises of this Lease and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.

     C. If the buildings situated upon the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     D. If the buildings situated upon the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

     E. If the buildings situated upon the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 12A above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Tenant shall pay to Landlord upon demand any amount by which Landlord's cost of such rebuilding, repair and/or replacement exceeds net insurance proceeds paid to Landlord in connection with such damage and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the lease exclusive of any option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such above referenced repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

     F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     G. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but it shall not be obligated to do so.

     13. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of or relating to any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with:
(i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $500,000 per occurrence in respect to injury to persons (including death), and in the amount of not less than $100,000 per occurrence in respect to property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies or certificates of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

     14.  CONDEMNATION.

      A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall occur.

      B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in subparagraph 14A above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

      C. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises, buildings or other improvements, or any part thereof, shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures and improvements if a separate award for such items is made to Tenant.

     15. HOLDING OVER. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one half (1-1/2) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph 15 shall not be construed as consent for Tenant to hold over.

     16. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

     17. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease:

      A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days after notice to Tenant from Landlord; or

      B. Tenant shall vacate all of the Premises or fail to continuously operate its business at the Premises for the permitted use set forth in paragraph 3 whether or not Tenant is in default of the rental payments due under this lease; or

      C. Tenant shall fail to discharge any lien placed upon the Premises in violation of paragraph 22 hereof within sixty (60) days after any such lien or encumbrance is filed against the Premises provided, however, if such lien hinders Landlord in financing, selling or managing the Building, Tenant will discharge or bond over the lien immediately; or

      D. Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this paragraph 17), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

      E. Default by any guarantor of this Lease of the terms of its guaranty, or the bankruptcy or insolvency of any guarantor.

     18.  REMEDIES.

      A. Upon each occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

     (1)  Terminate this lease, and/or

     (2) Enter upon and take possession of the premises with or without terminating this lease; and/or

     (3) Alter all docks and other security devices at the premises with or without terminating this lease, and pursue, at Landlord's option, one or more remedies pursuant to this lease, tenant hereby specifically waving any state or federal law to the contrary;

and in any such event tenant immediately shall surrender its premises to landlord, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the premises or any part thereof by force if necessary, without being liable for prosecution or any claim of damages therefor.

     B. In the event of a default or threatened default of this Lease by Tenant, Landlord shall be entitled to all equitable remedies, including, without limitation injunction and specific performance. The various rights, remedies, powers, options and elections of Landlord reserved, expressed or contained in this lease are cumulative, and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options or elections as are now, or may hereafter, be conferred upon Landlord by law or in equity. Failure by Landlord to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of such default, or any violation or breach of any of the terms, provisions, or covenants herein contained, or a waiver of Landlord's right thereafter to insist upon strict compliance with the terms hereof.

     C. In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any Premises within the County in which the Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature(s) thereon and without the necessity of Landlord making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     19.  LANDLORD'S LIEN.  [Intentionally omitted]

     20.  MORTGAGES.

      A. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust.
Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage, provided that Landlord will obtain a non-disturbance agreement identical to Exhibit G of this Lease from such mortgagee. All mortgages or deeds of trust referred to in this subparagraph 20A refer to first mortgages or deeds of trust only.

      B. Tenant agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor entitled to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have been received by said mortgagee as security for Tenant's performance of this lease.

     21. LANDLORD'S DEFAULT. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 20 hereof or in the payment of taxes or any other items which might become a lien upon the Premises and which Tenant is not obligated to pay under the terms and provisions of this lease, Tenant is authorized and empowered after giving Landlord five (5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided however,that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 21 unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

     22. MECHANICS LIENS AND OTHER TAXES. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

     23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

      A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

      B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

      C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

     LANDLORD:                                     TENANT:
     Meadows I/II, LLC                         Contour Medical, Inc.
     Attention:  John R. Decker                3340 Scherer Drive
     c/o Childress Klein Properties            St. Petersburg, FL 33716
     300 Galleria Parkway, N.W., Suite 600     Attn:  Donald F. Fox
     Atlanta, Georgia  30339

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     24.  HAZARDOUS MATERIALS.
      A. For purposes of this section, "Hazardous Materials" shall include all solid, liquid or gaseous materials defined or regulated as wastes under any federal statute or regulation or any state or local law, regulation or ordinance and shall further include all other substances defined or regulated as pollutants or as hazardous, toxic, infectious, or radioactive substances under any federal statute or regulation or any state or local law, regulation or ordinance, all as amended from time to time.

      B. Tenant shall not cause or permit any Hazardous Materials to be used, generated, stored or disposed of on, under or about, or transported to or from the Premises (collectively, "Hazardous Materials Activities") except in compliance with all applicable federal, state and local laws, regulations, ordinances and order governing such Hazardous Materials or Hazardous Materials Activities, which compliance shall be at Tenant's sole cost and expense. Additionally, Tenant shall not cause or permit any Hazardous Materials to be disposed of on, under or about the Premises without the express prior written consent of the Landlord, which may be withheld for any reason and may be revoked at any time.

      C. Landlord shall not be liable to Tenant or to any other party for any Hazardous Materials Activities conducted or permitted on, under or about the Premises by Tenant or by Tenant's employees, agents, contractors, licensees or invitees, and Tenant shall indemnify, defend and hold Landlord harmless from any claims, damages, fines, penalties, losses, judgments, costs and liabilities arising out of or related to any Hazardous Materials Activities conducted or permitted on, under or about the Premises by Tenant or by Tenant's employees, agents, contractors, licensees or invitees, regardless of whether Landlord shall have consented to, approved of, participated in or had notice of such Hazardous Materials Activities. The provisions of this paragraph shall survive the expiration or termination of this lease.

      D. At the expiration or earlier termination of this lease, Tenant shall remove from the Premises, at Tenant's sole expense, all Hazardous Materials located, stored and disposed of on, under or about the Premises. Tenant shall close, remove or otherwise render safe any buildings, tanks, containers or other facilities related to the Hazardous Materials Activities conducted or permitted on the Premises in the manner required by all applicable laws, regulations, ordinances or orders.

     25. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall be Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

     26. LANDLORD'S LIABILITY. Any liability of Landlord hereunder shall be enforceable only out of the Building or Property and in no event out of the separate assets of any constituent partner of Landlord. No holder or beneficiary of any mortgage or deed of trust on any part of the Property shall have any liability to Tenant hereunder for any default of Landlord.

     27.  MISCELLANEOUS.

      A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

      B. In the event the Premises constitutes a portion of a multiple occupancy building or building complex, Tenant's "proportionate share", as used in this lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire leasable space contained in the building or building complex.

      C. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

      D. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

      E. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee a certificate of occupancy (if applicable) and an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.

      F. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

      G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 25G.

      H. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      I. Because the Premises are on the open market and are presently being shown, this lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

      J. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

      K. Time is of the essence of this lease and all of its provisions. This lease in all respects shall be governed by the laws of the State of Georgia.

      L. Tenant shall not install drapes, curtains, blinds or any window treatment without Landlord's prior written approval.

      M. The duties and obligations of Tenant herein shall be binding upon all or any of them. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them: (i) any person by, through or under which Landlord derives the right to lease the Premises; (ii) the owner of the Premises; and (iii) holders of mortgage or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay rent to any person other than the Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

     N. In order to induce Landlord to enter into this Lease Agreement, Tenant agrees to provide to Landlord, before the initiation of construction of the Premises and at any other time when reasonably requested by Landlord, an audited balance sheet and income statement for the fiscal year most recently concluded. Such balance sheet and income statement shall be for the legal entity which is entering into the Lease Agreement with Landlord and/or the entity guaranteeing the performance of Tenant's obligations under the Lease. Tenant fully understands and agrees that a request for such information by Landlord's lender or a prospective buyer for the Building will be deemed reasonable.

     O. In all provisions of this Lease, when Landlord's approval is required, such approval shall not be unreasonably withheld or delayed.

     28. ADDITIONAL PROVISIONS. See Additional Provisions, Paragraphs 29 through 31, attached hereto and made a part hereof as if fully incorporated herein and when in conflict with the printed portion of this lease, said Additional Provisions shall prevail.

     EXECUTED BY LANDLORD, this 23rd day of October, 1996.

                                   Meadows I/II, LLC

                                   By:/s/ John R. Decker
                                          John R. Decker

Attest/Witness:                    Its:   Managing Member

/s/ Margaret Warner

Title:  Project Administrator

EXECUTED BY TENANT, this 23rd day of October, 1996.

Attest/Witness:                           CONTOUR MEDICAL, INC.

/s/ Lou Ann Anstis                        By:/s/ Donald F. Fox
Title:Executive Assistant                 Its:President

                      ADDITIONAL PROVISIONS

29. The Base Monthly Rental provided for in Paragraph 2a of this Lease shall be increased on every anniversary of the Commencement Date by two percent (2%) of the immediately preceding month's rent. Therefore, the Base Monthly Rental schedule for the Term of this Lease shall be:

     Months 1 - 12:      $23,188.00
     Months 13 - 24:     $23,652.00
     Months 25 - 36:     $24,125.00
     Months 37 - 48:     $24,607.00
     Months 49 - 60:     $25,099.00

30. With respect to the immediately adjacent five (5) bays of the Building, or 38,080 square feet (hereinafter, the "Expansion Space"), Landlord will hold the Expansion Space off of the market until January 1, 1997. If Tenant has not expanded into and leased the Expansion Space by January 1, 1997, Landlord will be released from this provision and will be free to lease the Expansion Space to others without notice. Tenant agrees to make its best efforts to inform Landlord as soon as possible of Tenant's intentions with regard to the Expansion Space. When Tenant informs Landlord of its intent not to lease the Expansion Space, this Paragraph will be rendered null and void.

31. Tenant is granted two (2) consecutive three (3) year renewal options at a rental rate that is equal to ninety-five percent (95%) of the then current market rental rate for comparable space in the North Georgia 400 industrial submarket. The exercise of each renewal will require written notice to Landlord from Tenant six (6) months prior to the expiration of the then current Term.

                           EXHIBIT "A"
                        LEGAL DESCRIPTION

                     Total Area = 8.66 Acres

All that tract or parcel of land lying in and being a part of Land Lot 887 of the 2nd District, 1st Section, Forsyth County, Georgia and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, commence at a point at the intersection of the Western right-of-way of Shiloh Road East (60 foot right-of-way), and the Southwestern right-of-way of Shiloh Road, (a 60 foot right-of-way), Proceed Northwesterly along said Shiloh Road a distance of 2,179.52 feet to an iron pin set; Said point being the TRUE POINT OF BEGINNING.

From the TRUE POINT OF BEGINNING as thus established, and continuing along said right-of-way of Shiloh Road, Proceed North 02o19o03" East a distance of
101.43 feet to a 1/2" rebar found; Thence proceed North 02o18'58" East a distance of 710.45 feet to a point; Thence proceed along a curve to the left said curve having a radius of 740.80 feet and an arc length of 7.50 feet (said arc being subtended by a chord bearing of North 02o00'58" East and a chord distance of 7.50 feet to an iron pin set); Thence leaving said Shiloh Road proceed South 87o41'13" East a distance of 455.00 feet to a 1/2 rebar found; Thence proceed South 02o18'55" West a distance of 720.86 feet to a iron pin set; Thence proceed South 04o14'18" West a distance of 130.18 feet to an iron pin set; Thence proceed North 81o17'20" West a distance of 283.36 feet to a point; Thence proceed North 87o41'05" West a distance of 169.01 feet to a point; Said point being the TRUE POINT OF BEGINNING.

Said tract of land containing 8.66 Acres, is shown on, and described according to a plat by Blue Ridge Engineering, titled Boundary Survey for Meadows 5, Dated October 7, 1996 and bearing the seal of H. Tate Jones, Georgia Registered Land Surveyor 2339, said plat is hereby made part of this legal description by this reference.

                           EXHIBIT "B"

                      IMPROVEMENT AGREEMENT

Added to and made a part of this Lease Agreement is Landlord's obligation to install the improvements described in this Exhibit "B" and Exhibit "B-1" in a diligent and workman like manner at no cost to Tenant.

1. Exhibit D of this Lease is a final floor plan of Tenant's Premises. Landlord will improve 11,500 square feet of office area in accordance with the configuration therein and in accordance with Landlord's standard finishes per Exhibit "B-1" at no cost to Tenant.

2. Landlord is also obligated to improve the warehouse area of the Premises with heating, lighting, and ventilation customary in the Atlanta Industrial Market.

3. Any square footage of office area in excess of the 11,500 square feet referenced above and any finishes above the level of finishes provided in Exhibit "B-1" will be designed and installed by Landlord at Tenant's sole cost and expense. Fifty percent (50%) of such cost shall be due and payable before the commencement of interior construction, and fifty percent (50%) shall be due before Tenant occupies the Premises.

     As a point of clarification, as supplemental information to Exhibit "B-1" Landlord's standard finishes and specifications specifically excludes the following:

a)   Wood trims and moldings
b)   Wall covering
c)   Cabinetry, shelving and mill work
d)   Glass partitions
e)   Insulated partitions
f)   Sound batting and sound proofing
g)   Marble, ceramic tile and wood flooring
h)   Structural reinforcement for mezzanine office
i)    Sprinkler system enhancements
j)    Concrete loading ramps

                          EXHIBIT "B-1"
                     STANDARD SPECIFICATIONS
PARTITIONS
Demising Partitions:   One-hour rated office/warehouse partition:  6" metal
                       studs to structure with 1/2" type "X" fire code drywall each side and 3-1/2' SAB in cavity (test number: UL Des U.448).

             Note:     Furnish and install 6", 25 gauge metal studs at 16"
                       o.c. to limiting height of 20'-0".
                       Furnish and install 6", 20 gauge metal studs at 24"
                       o.c. to limiting height of 25'3".
                       Furnish and install 6", 20 gauge metal studs at 16"
                       o.c. to limiting height of 32'11".
Interior Partitions:   3-5/8", 25 gauge metal studs at 24" O.C., with 1/2"GWB
                       each side - slab to ceiling grid.
Warehouse Partitions:  If office is over 25% of total lease, office warehouse is to be one-hour rated.
                       Non-rated office/warehouse partition:  3-5/8" metal
                       studs to structure with 1/2" GWB and 3-1/2" SAB to
                       1'0"  above finished ceiling at office side and 1/2"
                       GWB to structure at warehouse side.
DOORS
Tenant Entry Door:    3'-0"W x 7'-0"H glass storefront door
Tenant Interior Door: 3'-0"W x 7'-0"H flush solid core stain grade birch veneer in hollow metal frame.
Bifold Door:          6'-8"H stain grade flush birch veneer.
Hardware:             PDQ ST-Plantation Design:
                      126 passage set
                      176 privacy set
                      182 lockset
Closers:              LCN painted silver
Door Stops:           Floor stops:  Quality #331ES

CEILINGS
Grid:                 2' x 4' x 15/16" white Donn grid
Acoustical Tile:      Armstrong 2' x 4' x 5/8" Cortega minaboard flat
                      fissured
Ceiling Height:       9'-0"

LIGHTING/ELECTRICAL
Light Fixtures:       Lithonia 2 GT - 440 2' x 4' 4-lamp with acrylic lens
Emergency Egress
Lighting:             Lithonia #6 ELM or combination unit: Lithonia #H2MSW1R
Exit Signs:           Lithonia #MSW3 REL.
Audio/Visual Strobes:
HVAC
Diffusers:          2' x 2' perf. face
Return Air:         2' x 2' perf. face
Exhaust Fans:
Thermostats:

SPRINKLERS
Type:               Exposed chrome
FINISHES
Carpet:        26 oz level loop or 30 oz cut pile; 22 oz. textured level
loop
Base:               Roppe; 4"h rubber cove
Vinyl Composition Tile:  Tarkett; Expressions
Door Trim Paint:         Alkyd base semi-gloss Duron or equal

                           EXHIBIT "C"

                       ESTOPPEL CERTIFIATE

Landlord: ________________________________

Tenant:   ________________________________

Premises: ________________________________

Area:     _______________________________ Sq. Ft.      Lease Date: _________



     The undersigned Tenant under the above-referenced lease (the "Lease") hereby ratifies the Lease and certifies to ________________ ("Landlord") as owner of the real property of which the premises demised under the Lease (the "Premises") is a party, as follows:

     1. That the term of the Lease commenced on ________________, 19_____ and the Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by Landlord and having been accepted by Tenant.

     2. That the Lease calls for base monthly rent installments of $_______________ which commenced to accrue on the __________ day of ___________________, 19____.

     3. That additional rent based upon the annual operating charges for the Building, as defined in the Lease, is payable by Tenant. Tenant is currently paying $_____________ monthly as an estimated amount for this additional rent. Tenant asserts no right to audit or contest annual operating charges paid by Tenant for _________ and all prior years.

     4. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month. There is no "free rent" or other concession under the remaining term of the Lease, and the rent has been paid to and including ___________, 19_____.

     5. That a security deposit in the amount of $__________________ is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

     6. That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

     7. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has: (Initial one)

     (       ) not been amended, modified, supplemented, extended, renewed or assigned.

     (       ) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:
          ____________________________________________
          ____________________________________________
          ____________________________________________
          ____________________________________________

     8. That the Lease provides for a primary term of ________ months; the term of the Lease expires on the _______ day of _____________, 19_____; and that (Initial one)

     (       ) neither the Lease nor any of the documents listed in
Paragraph 7 (if any) contain an option for any additional term or terms.

     (       ) the Lease and/or the documents listed under Paragraph 7, above, contain an option for _____________ additional term(s) of ____________ year(s) and ___________ month(s) (each) at a rent to be determined as follows:
          ____________________________________________
          ____________________________________________

     9. That, to the best of Tenant's knowledge, there is no apparent or likely contamination of the real property or the Premises by Hazardous material, and Tenant does not use, nor has Tenant disposed of, hazardous materials in violation of environmental laws on the real property or the Premises.

     10. That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

     11. That this certification is made knowing that Landlord is relying upon the representation herein made.

                                  Tenant:
                                   _____________________________________

Dated:  ______________             By:  _____________________________
                                   Typed Name: __________________
                                   Title:
__________________

                           EXHIBIT "D"

                            FLOOR PLAN

                            [DIAGRAM]

                           EXHIBIT "E"

                       KEY PLAN / SITE PLAN

                            [DIAGRAM]

                           EXHIBIT "F"

                         LETTER OF CREDIT
                                                         WACHOVIA
------------------------------------------------------------------------------
SEPTEMBER 18, 1996                                        PAGE: 1

BENEFICIARY:                          APPLICANT:
CK WINDWARD #1, LLC, A NORTH          EXECUTIVE OFFICE CENTER INC
CAROLINA LIMITED LIABILITY COMPANY    A GEORGIA CORPORATION
3025 WINDWARD PLAZA                   SEVEN PIEDMONT CENTER, STE 500
ALPHARETTA, GA 30202                  ATLANTA, GA 30305

                              AMOUNT:  EXACTLY USED 311,367.00
                              EXACTLY THREE HUNDRED ELEVEN THOUSAND
                              THREE HUNDRED SIXTY SEVEN AND 00/100's
                              U.S. DOLLARS

                              PLACE OF EXPIRY:  DECEMBER 31, 2000
                              PLACE OF EXPIRY:  AT OUR COUNTERS

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. LC870-074784 IN YOUR FAVOR FOR THE ACCOUNT OF EXECUTIVE OFFICE CENTER INC. A GEORGIA CORPORATION UP TO THE AGGREGATE AMOUNT OF EXACTLY USD 311,367.00

THIS LETTER OF CREDIT IS AVAILABLE FOR PAYMENT BY PRESENTATION OF YOUR DRAFTS AT SIGHT DRAWN ON US BEARING THE CLAUSE: "DRAWN UNDER WACHOVIA BANK OF GEORGIA, N.A., LETTER OF CREDIT NO: LC870-074784", ACCOMPANIED BY THE
FOLLOWING:

1 - BENEFICIARY'S SIGNED STATEMENT READING: "APPLICANT HAS DEFAULTED UNDER THE TERMS OF THE OFFICE LEASE AGREEMENT BETWEEN APPLICANT AND BENEFICIARY, WITH ALL APPLICABLE CURE PERIODS HAVING EXPIRED, INCLUDING TWO (2) BUSINESS DAYS NOTICE OF INTENT OF BENEFICIARY TO DRAW ON THIS LETTER OF CREDIT".
2 - COPY OF NOTICE OF DEFAULT.
3 - THE ORIGINAL LETTER OF CREDIT.

SPECIAL CONDITIONS:
UNLESS THE NOTIVCE OF DEFAULT HAS BEEN PRESENTED AS SET FORTH ABOVE, THE AMOUNT OF THIS STANDBY LETTER OF CREDIT SHALL REDUCE IN ACCORDANCE WITH THE FOLLOWING SCHEDULE:
          DATE                  NEW AMOUNT
     JANUARY 2, 1998          USD$233,525.25
     JANUARY 2, 1999          USD$155,683.50
     JANUARY 2, 2000          USD$ 77,841.75

ALL DRAFTS MUST INDICATE THE NUMBER AND DATE OF THIS CREDIT.

WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION OF DOCUMENTS TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:LC870-074784

THIS CREDIT IS TRANSFERABLE AND TRANSFER MAY BE EFFECTED BY WACHOVIA BANK OF GEORGIA, N.A. PROVIDED THAT YOU DELIVER TO US YOUR WRITTEN REQUEST FOR TRANSFER IN FORM AND SUBSTANCE SATISFACTORY TO US WITH A BANKING INSTITUTION'S AUTHENTICATION OF YOUR SIGNATURE. THE ORIGINAL OF THIS LETTER OF CREDIT WITH ANY AMENDMENTS MUST BE RETURNED TO US WITH THE TRANSFER REQUEST AND OUR CUSTOMARY TRANSFER FEE OF 1/2 OF ONE PERCENT (MINIMUM USD 275.00) OF THE AMOUNT
TO BE TRANSFERRED.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS DOCUMENTARY CREDIT IS SDUBJECT TO UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

                              WACHOVIA BANK OF GEORGIA, N.A.
                              INTERNATIONAL DIVISION

                              By:  /s/ Amy Walter
                              AUTHORIZED SIGNATURE

PLEASE DIRECT ANY CORRESPONDENCE INCLUDING DRAWING OR INQUIRY QUOTING OUR REFERENCE NUMBER TO WACHOVIA BANK, 301 N. MAIN STREET, WINSTON-SALEM, N.C. 27150, ATTN: STANDBY LETTER OF CREDIT UNIT.

               THIS DOCUMENT CONSISTS OF 2 PAGE(S)

                     FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this First Amendment") is made and entered into effective the 30th day of June, 1997, by and between MEADOWS I/II, LLC (hereinafter referred to as "Landlord") and CONTOUR MEDICAL, INC., a Nevada corporation (hereinafter referred to as "Tenant").

                      W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated October 23, 1996 (hereinafter referred to as the "Original Lease") for certain premises consisting of 54,560 square feet therein defined as the "Premises" and located in the Meadows V Building, Alpharetta, Georgia 30005, such Premises being more particularly shown and outlined on Exhibit "A", attached hereto and incorporated herein by reference (hereinafter referred to as the "Original Premises");

     WHEREAS, Landlord and Tenant desire to modify and amend the Original Lease, subject to and upon the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby modify and amend the Original Lease as follows:

     1. Premises Redefined: Exhibit "A" of the Original Lease is hereby modified and amended by deleting such Exhibit in its entirety and substituting in lieu thereof the Exhibit "A" attached to this First Amendment and incorporated herein by reference. In addition, the definition of the "Premises" in the Original Lease is hereby modified and amended by increasing such definition to include not only the Original Premises, but also the additional 15,040 square feet of space located contiguous to the Original Premises and more particularly shown as outlined on Exhibit "A" (hereinafter referred to as the "Additional Premises"). The Original Premises and the Additional Premises are hereinafter collectively referred to as the "Premises" and all references in the Original Lease, as modified herein, to the "Premises" shall mean and refer to the Original Premises and the Additional Premises.

     2.   Completion of Construction

          A. The commencement date of the Lease for the Original Premises shall be the earlier of July 1, 1997 or the date upon which Landlord causes the construction of the Original Premises to be substantially complete (as hereinafter defined) in accordance with the plans and specifications referenced on Exhibit "B", attached hereto and incorporated herein by reference, which Exhibit "B" shall supersede in all respects the Exhibit "B" attached to the Original Lease. As used herein, the construction of the Original Premises shall be deemed to be "substantially complete" when the construction of the Original Premises is completed to the extent (i) that a certificate of occupancy has been issued therefor, (ii) Landlord has tendered possession thereof to Tenant and (iii) otherwise in accordance with plans and specifications referenced on Exhibit "B", as certified by Landlord's architect, with only minor punch list items to be completed, the lack of completion of which will not impair Tenant's occupancy of or conduct of Tenant's usual business from the Premises. Following such substantial completion of the Original Premises, Landlord shall have a reasonable period, not to exceed thirty (30) days, to complete and remedy any items shown on the punch list that Landlord and Tenant shall mutually agree upon within the first ten (10) days after Tenant takes occupancy of the Original Premises.

          B. In the event that Landlord fails to deliver the Original Premises to Tenant substantially complete on or before July 1, 1997, then Tenant shall be entitled to a credit against all rent payable under the Lease for the period of such delay in an amount equal to one hundred fifty percent (150%) of the daily rent payable under the Lease, computed on a daily basis for each day of such delay, commencing on July 1, 1997 and continuing until Landlord has delivered the Original Premises to Tenant substantially complete. Such credit shall be taken and withheld by Tenant against the first installments of rent due hereunder until fully recovered by Tenant, at which time full rental shall recommence. (By way of example, in the event that Landlord fails to deliver the Original Premises substantially complete until July 3, 1997, then Tenant's rent shall be abated until July 6, 1997.) Notwithstanding the foregoing, Tenant shall have no right to the credit as specified in this subparagraph B as the result of (i) Tenant's request for materials, finishes or other installations or change orders other than Landlord's standard and other than those reflected on Exhibit "B", which request causes an actual delay in Landlord's substantial completion as a result of unavailability, additional time to complete or other factors causing an actual delay of which Landlord gives Tenant notice immediately upon such request by Tenant, (ii) any delay in performance or completion as a result of any party employed by Tenant including any delay resulting from failure of the plans provided by Susan Wells to comply with governmental requirements ((i) -
(ii) are hereinafter collectively referred to as "Tenant Delays") or (iii) delay in substantial completion caused by civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls (but only to the extent such regulations are not now in existence, or, if now in existence, are arbitrarily imposed or delayed by public officials over which Landlord has no control), fire or other casualty or Act of God after the date of the First Amendment (provided that weather delays shall only constitute Acts of God to the extent such weather occurs after the date of this First Amendment and actually prevents the delivery or installation of materials, supplies or workers to the Original Premises (hereinafter collectively referred to as "Force Majeure Delays").

          C.   The commencement date of the Lease for the Additional
Premises shall be the earlier of September 1, 1997 or the day upon which Landlord causes the construction of the Additional Premises to be substantially complete (as defined above) in accordance with the plans and specifications referenced on Exhibit "B". Following substantial completion of the Additional Premises, Landlord shall have a reasonable period, not to exceed thirty (30) days, to complete and remedy any items shown on the punch list that Landlord and Tenant shall mutually agree upon within the first ten
(10) days after Tenant (or Tenant's permitted sublessee) takes occupancy of the Additional Premises.

          D. In the event that Landlord fails to deliver the Additional Premises to Tenant substantially complete on or before September 15, 1997, then Tenant shall be entitled to a credit against the base rent payable under the Lease for the Additional Premises for the period of such delay in an amount equal to one hundred fifty percent (150%) of such daily rent, computed on a daily basis for each day of such delay, commencing September 15, 1997 and continuing until Landlord has delivered the Additional Premises to Tenant substantially complete. Such credit shall be taken and withheld by Tenant against the next incurring installments of rent due under the Lease until fully recouped by Tenant, at which time full rental shall recommence. Notwithstanding the foregoing, Tenant shall have no right to the credit as specified in the immediately preceding sentences as a result of Tenant Delays or Force Majeure Delays.

     3. Rental. Paragraph 2A of the Original Lease is hereby modified and amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

          A. Tenant agrees to pay Landlord base rent for the Premises, in advance without demand, deduction or set off at a rate of (i) Twenty Three Thousand, One Hundred Eighty-Eight and No/100 Dollars ($23,188.00) per month with respect to the Original Premises, commencing on the commencement date for the Original Premises and (ii) Six Thousand Three Hundred Ninety-Two and No/100 Dollars ($6,392.00) per month with respect to the Additional Premises, commencing on the commencement date for the Additional Premises. Following the commencement dates for both the Original Premises and the Additional Premises, the total base rent payable hereunder shall be equal to Twenty Nine Thousand Five Hundred Eighty and No/100 Dollars ($29,580.00) per month. Such base rent shall be due and payable on or before the first day of each calendar month succeeding the commencement date for the Original Premises and the Additional Premises during the term, except that rental payments for any fractional calendar months at the commencement (as to either the Original Premises or the Additional Premises) or termination of the lease shall be prorated and such base rent shall be increased as set forth in Paragraph 29 hereof. With respect to the rent posted by Tenant at the execution of the Lease, Landlord will credit against Tenant's second month of rental payments interest on the posted rent at the annual rate of four percent (4%) per annum.

     4. Taxes. The first sentence of Paragraph 4A of the Lease is hereby modified and amended by deleting such sentence in its entirety and substituting in lieu thereof the following:

               Landlord hereby agrees to pay before they become delinquent all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as the "Taxes") lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the building. In the event that during any one real estate tax year, Tenant's proportionate share of Taxes paid by Landlord exceeds Twelve Thousand Three and 20/100 Dollars ($12,003.20) with respect to the Original Premises or Three Thousand Three Hundred Eight and 80/100 Dollars ($3,308.80) with respect to the Additional Premises, Tenant shall pay to Landlord as additional rental, upon demand, the amount of such excess.

     5. Use. Paragraph 3A of the Original Lease is hereby modified and amended by adding the following sentence immediately following the final sentence thereof:

               Notwithstanding anything to the contrary set forth above, Landlord hereby represents and warrants that the Premises, upon completion of the construction of the improvements thereto by Landlord, will comply in all respects with all laws necessary for Tenant's intended use; provided, however, the foregoing representation and warranty only extends to construction of the sprinkler system in the building to Class III standards.

     6. Tenant's Repairs. Paragraph 6A of the Original Lease is hereby modified and amended by adding the following immediately following the final sentence thereof:

               Landlord covenants and agrees that on the commencement dates for the Original Premises and the Additional Premises, Landlord shall assign to Tenant all rights under all bonds. warranties and guaranties under the existing construction contract between Landlord and the general contractor, as well as any subcontractors and, if necessary, obtain the consent of the contractor or subcontractor, as applicable, thereto, with respect to any items for which Tenant has maintenance obligations under the Lease, and, upon request thereafter, shall cooperate with Tenant in the event that Tenant desires to make any claim under any such bonds, guaranties or warranties.

     7. Assignment and Subletting. Paragraph 11A of the Original Lease is hereby modified and amended by deleting the second sentence thereof in its entirety and substituting in lieu thereof the following:

               Tenant shall, by written notice, advise Landlord of Tenant's desire from and after a stated date (which date shall not be less than thirty
(30) days nor more than ninety (90) days after the date of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term hereof and in such event Landlord shall have the right, in Landlord's discretion which shall be exercised within ten (10) days after receipt of such request to (i) consent to such sublease, whereupon Tenant shall be entitled to enter into such sublease upon the terms and conditions that were submitted to Landlord, or (ii) refuse to consent to such sublease, in which event Landlord shall have the right to terminate this Lease as to the portion of the Premises described in Tenant's notice and such notice shall, if given, terminate this Lease with respect to such portion of the Premises therein described as of the date stated in Tenant's notice; provided, however, Tenant shall have the right to rescind such request for sublease by notice given to Landlord within five (5) days after receipt of Landlord's termination notice, whereupon Landlord's termination notice shall automatically be deemed null and void.

Paragraph 11A of the Original Lease is hereby further modified and amended by deleting the following sentence therefrom "If landlord, upon receiving said notice by tenant, with respect to any of the premises, shall not exercise its right to terminate."

     Section 11 of the Lease is further modified and amended by adding the following subparagraph D thereto:

               D. Landlord hereby consents to Tenant's sublease of the Additional Premises to Sunscript Pharmacy Corporation; provided however, such consent does not release or relieve Tenant of any obligation or duty hereunder with respect to the Additional Premises.

     8. Fire and Casualty Damage. The first sentence of paragraph 12A of the Original Lease is hereby modified and amended by deleting therefrom the reference to eighty percent (80%) and substituting in lieu thereof a reference to one hundred percent (100%).

     9. Quiet Enjoyment. Paragraph 16 of the Original Lease is hereby modified and amended by adding the following sentence immediately following the final sentence thereof:

               Landlord agrees to hereafter use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from its existing lender with respect to Tenant's rights under this Lease and continued occupancy of the Premises in the event of any foreclosure or deed in lieu thereof and shall endeavor to obtain such agreement within thirty (30) days after the date of execution of this First Amendment.

     10. Notices. Paragraph 23C of the Lease is hereby modified and amended by adding the following sentence immediately following the final sentence thereof:

               Notwithstanding the foregoing, following the commencement date, Tenant's address for notices shall be as follows:

                      Contour Medical, Inc.
                         6025 Shiloh Road
                    Alpharetta, Georgia 30005
                  Attention:  Mr. Donald F. Fox

     11. Hazardous Materials. Section 24 of the Lease is hereby modified and amended by adding the following subparagraph E thereto:

               E. Notwithstanding anything to the contrary contained in this Section 24 or elsewhere in this Lease, Landlord, to the best of Landlord's knowledge hereby represents and warrants that there are no Hazardous Materials or Hazardous Material Activities currently existing on the Premises or on property adjacent or in proximity thereto, nor have such Hazardous Materials or Hazardous Material Activities previously existed with respect to the Premises, or property adjacent or in proximity thereto, and that Tenant shall have no obligation under subparagraph D. above, to remove any Hazardous Materials that were located. stored or disposed of on, under or about the Premises at any time prior to the commencement date of this Lease

     12. Proportionate Share. Paragraph 27B of the Lease is hereby modified and amended by adding the following sentence immediately after the final sentence thereof:

               Landlord and Tenant hereby agree that following the commencement date for both the Original Premises and the Additional Premises, Tenant's proportionate share shall be equal to fifty percent (50%), calculated based upon the number of square feet in the Premises (69,600) in proportion to the number of square feet in the building (139,200), which square footage Landlord hereby represents and warrants are accurate measurements of the Premises and the building.

     13. Increase in Base Rental. Section 29 of the Original Lease is hereby modified and amended by deleting such section in its entirety and substituting in lieu thereof the following:

               29. The base monthly rental provided for in Paragraph 2A of this Lease shall be increased on every anniversary of the first (1st) full month following the commencement date with respect to the Original Premises by two percent (2%) per annum of the month's base rent applicable in the month immediately prior to such increase, such that the base monthly rental hereunder shall be as follows:

               months 1- 12:                 $29,580.00
               months 13 - 24:               $30,171.60
               months 25 - 36:               $30,775.03
               months 37 - 48:               $31,390.53
               months 49 - termination:      $32.018.34

     14. Renewal Options. Section 31 of the Original Lease is hereby modified and amended by deleting such section in its entirety and substituting the following in lieu thereof:

          A. Landlord hereby grants to Tenant, and Tenant hereby accepts, two (2) successive three (3) year options (the "Options") to renew this Lease at a rental rate (the "Rate") which shall be equal to ninety-five percent (95%) of the then current fair market rental rate for comparable space in the North Georgia, Interstate 400 Industrial submarket, as determined below.

          B. In the event that Tenant determines that Tenant may be interested in exercising either of the Options, Tenant shall give notice of such interest to Landlord within the period not longer than twelve (12) months prior to the expiration of the then current term and not later than nine (9) months prior to the expiration of the then current term and Landlord and Tenant shall thereafter negotiate for a period of not more than fifteen (15) days to reach a determination of the Rate that will be in effect for the applicable option period. In the even that Landlord and Tenant are unable to so agree, the following provisions will apply:

               i. Landlord and Tenant shall each within fifteen (15) days thereafter appoint an individual qualified and experienced in appraisals and designated as an M.A.I. appraiser under the standards of the American Institute of Real Estate Appraisers, which appraisers (a) shall have no personal or financial interest that would disqualify such appraisers from exercising an independent and impartial judgment and (b) shall have a minimum of five (5) years experience appraising industrial space in the submarket described above as to the matter under appraisal, and such appraisers as so appointed shall thereafter during a period not to exceed thirty (30) days determine the Rate.

               ii. In the event that the two (2) appraisers' determination of the Rate varies by less than ten percent (10%), then such determinations shall be averaged and such average shall be the Rate

               iii. In the event that the two (2) appraisers determination of the Rate varies by more than ten percent (10%), then the two (2) appraisers shall jointly appoint a third appraiser who shall be similarly qualified and who shall make a determination as to the Rate for the option period. Upon such determination by such third appraiser, the three (3) appraisal amounts shall be averaged and such amount shall be and constitute the amount of the Rate payable with respect to such option period.

               iv. Tenant and Landlord shall each bear the cost of the appraiser appointed by them and shall each bear one-half (1/2) of the cost of the third appraiser.

          C. Upon completion of the procedures set forth in B, above, Tenant shall have until the date six (6) months prior to the expiration of the then current term to exercise the applicable Option upon notice to Landlord, whereupon this Lease skill be extended upon all of the same terms and conditions as set forth herein except that the base rent shall be the Rate as determined above. If Tenant, after following the procedures outlined in Section B above, fails to exercise the Option, Tenant agrees to reimburse Landlord for Landlord's actual out-of-pocket costs for appraisers pursuant to such Section.

          D. Notwithstanding anything to the contrary set forth above, in no event shall the Rate (as determined pursuant to Sections A and (if applicable) B above) be less than the base rent in effect immediately prior to the expiration of the then expiring term.

     Except as expressly modified and amended herein, Landlord and Tenant hereby ratify and affirm that the Original Lease is in full force and effect as of the date hereof and hereby acknowledge and agree that all references in the Original Lease to the "Lease" shall mean and refer to the Original Lease as modified and amended hereby.

                                   LANDLORD:

                                   MEADOWS I/II, LLC

                                   By:  /s/ John R. Decker
                                        John R. Decker, its Managing
                                        Member

                                   TENANT:
                                   CONTOUR MEDICAL, INC., a Nevada
                                   corporation

                                   By:  /s/ Donald F. Fox
                                        Donald F. Fox, President

                           EXHIBIT "A"

                            [DIAGRAM]

                           EXHIBIT "B"

                         FAX TRANSMITTAL

                  S.M. Wells & Associates, Inc.
                  Interior Design/Space Planning
                   106 Interlochen Drive, N.E.
                     Atlanta, Georgia  30342
                 404/252-9882   Fax: 404/252-1366

TO:  MIRIAM DENT                             DATE:     JUNE 30, 1997

FAX: #404/525-2224                      PAGES:    ONE (1),
                                        INCLUDING THIS PAGE.
FROM:     SUSAN WELLS

PROJECT:  CONTOUR MEDICAL, INC.

MESSAGE: MIRIAM, THE FOLLOWING IS A LIST OF PLANS & SPECIFICATIONS OF THE CONSTRUCTION DOCUMENTS FOR CONTOUR MEDICAL, INC.:
          A0.1 COVER SHEET
          AO.2 GENERAL NOTES
          A0.3 GENERAL NOTES
          A1   DIMENSIONED PARTITION PLAN
          *A1.1     DIMENSIONED PARTITION PLAN
               REFLECTED CEILING PLAN
               POWER AND COMMUNICATION PLAN
               FINISH PLAN
          A.2  REFLECTED CEILING PLAN
          A.3  POWER/COMMUNICATION PLAN
          A4.1 FLOOR FINISH PLAN
          A4.2 WALL FINISH PLAN
          ID   FURNITURE PLAN (FOR REFERENCE ONLY)
          *ID.1     FURNITURE PLAN
          A5.1 INTERIOR ELEVATIONS
          A5.2 INTERIOR ELEVATIONS
          A6.1 ENLARGED PLAN, ELEVATIONS & DETAILS
          A6.2 ENLARGED PLAN, ELEVATIONS & DETAILS
          A6.3 SECTIONS & DETAILS
          A6.4 SECTIONS & DETAILS
          A7   DOOR SCHEDULE

  * THESE PLANS WERE ADDED LATER IN THE PROJECT WHEN CONTOUR MEDICAL DECIDED TO TAKE ADDITIONAL SPACE.

PLEASE LET ME KNOW IF YOU NEED ADDITIONAL INFORMATION.
                           EXHIBIT "B"

                            [DIAGRAM]